Exhibit 99.1

Boston Omaha Corporation Announces Sale of 3,300,000 Shares of Class A Common Stock Pursuant to the Recent Purchase Agreement

March 6, 2018 08:32 AM Eastern Standard Time

OMAHA, Neb.--(BUSINESS WIRE)--Today Boston Omaha Corporation (NASDAQ:BOMN) (the “Company”) issued and sold 3,300,000 shares of Class A Common Stock for an aggregate purchase price of $76,890,000, or $23.30 per share, pursuant to the Purchase Agreement among the Company and certain purchasers (the “Purchasers”) dated February 22, 2018. The Purchase Agreement is for the sale of up to $150,000,000 of unregistered Class A Common Stock with all shares being sold at $23.30 per share. After today, the remaining 3,137,768 shares are expected to be issued following expiration of any regulatory waiting periods and the authorization by Company shareholders at a special meeting of shareholders scheduled to be held on May 4, 2018 at which the Company will propose to increase the Company’s authorized shares of Class A Common Stock from 18,838,884 to 38,838,884 shares.

The Purchasers include three limited partnerships, two of which are managed by The Magnolia Group, LLC as their general partner. Boulderado Group, LLC serves as the general partner of the third partnership. The shares being purchased under this private placement are in addition to both shares of Class A Common Stock and Class B Common Stock owned by different investment partnerships managed by Magnolia Group, LLC and Boulderado Group, LLC, which share ownership remains unchanged. The transaction was approved by a special committee of the Company’s Board of Directors with the advice of independent legal counsel and an independent investment banking firm which provided a fairness opinion to the special committee.

The Company expects to use the proceeds of the stock sale for further acquisition of businesses to be owned by its wholly-owned subsidiaries, Link Media Outdoor and General Indemnity Group. In addition, the company may expand its investment in certain currently existing minority holdings in Logic Commercial Real Estate and Dream Finders Homes, as well as potential new acquisitions and other investment opportunities.

The subsequent closing contemplated by the agreement is subject to customary closing conditions, including antitrust approval, and is expected to close in May 2018.

Additional information relating to this investment may be found in the Form 8-K that will be filed by the Company with the U.S. Securities and Exchange Commission.

The Company’s Class A Common Stock sold in this offering has not been registered under the Securities Act of 1933, as amended (the “Securities Act"). Accordingly, these securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Company’s Class A Common Stock.

About Boston Omaha Corporation

Boston Omaha Corporation is a public company primarily engaged in several lines of business, including outdoor advertising and surety insurance, and also maintains investments in commercial real estate and residential homebuilding businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts

Boston Omaha Corporation
Catherine Vaughan, 617-875-8911
cathy@bostonomaha.com